UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

RIDGEWOOD ENERGY M FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-51268	13-4285167
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s address and telephone number:
1314 King Street, Wilmington, Delaware 19801
(302) 888-7444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.     Material Impairments

On April 30, 2008, Ridgewood Energy M Fund, LLC (the “Fund”) was informed by its operator, LLOG Exploration Offshore, Inc., that the exploratory well being drilled on the South Marsh Island 213 (“SMI 213”) lease block did not have commercially productive quantities of either natural gas or oil and has been deemed an unsuccessful well or dry hole.  The Fund owns a 5.5% working interest in SMI 213.

As a result of the dry hole, the Fund concluded that a charge for impairment of its working interest in the SMI 213 lease block was required, of which $0.4 million was incurred during the three months ended March 31, 2008. The Fund estimates that an additional $0.9 million of dry-hole costs, inclusive of plug and abandonment, will be incurred during the second quarter 2008.  The Fund does not expect to incur significant additional expenditures in connection with the dry hole.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY M FUND, LLC

Date: May 6, 2008	By:	/s/ Kathleen P. McSherry
Kathleen P. McSherry
Executive Vice President and Chief Financial Officer